EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-35877 of Sensient Technologies Corporation on Form S-8 of our report dated May 2, 2003, appearing in this Annual Report on Form 11-K of Sensient Technologies Employee Stock Ownership Plan for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

June 25, 2003